                                           ___________________,1998



Mr. Scott Corrick
State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110

Dear Scott:

     We are writing to inform you about the proposed reorganization of G.T. Global Variable Investment Trust (the "Company") into a newly organized Delaware business trust, GT Global Variable Investment Trust (the "Trust"). In connection with this transaction, which is scheduled to close on _____________, 1998, it is anticipated that each series of the Company listed on Schedule A to this letter (each an "Old Fund") will transfer all of its assets to the corresponding series listed on Schedule A (each a "New Fund") in exchange solely for shares of beneficial interest in such New Fund and such New Fund's assumption of such Old Fund's liabilities.

     Consistent with the "Effective Period, Termination and Amendment" provision in Section 16 of the Custodian Contract of February 3, 1993, as amended from time to time (the "Contract"), between the Company and State Street Bank and Trust Company, the Company hereby requests that, as of the close of business on ___________, 1998, you act under the terms of the Contract, including the fee schedule relating thereto, as Custodian for each New Fund, which shall be deemed to have succeeded to the corresponding Old Fund's obligations, rights, and duties under the Contract.

     The Company hereby further requests that you agree that the obligations of the Trust under the Contract shall not be binding upon any of the Trust's trustees, shareholders, nominees, officers, agents, or employees of the Trust personally, but shall be binding only upon the assets and property of the New Fund or New Funds to which such obligations relate.

     Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Company and retaining one for your records.

                                           Sincerely,

                                           G.T. Global Variable Investment Trust



                                           By:
                                              --------------------------
                                              Helge K. Lee
                                              Vice President and Secretary


Acknowledged and Accepted:

State Street Bank and Trust Company


By:
   --------------------------------
   Name:
   Title:

                                          SCHEDULE A

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 G.T. GLOBAL VARIABLE INVESTMENT TRUST               GT GLOBAL VARIABLE INVESTMENT TRUST
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 GT Global Variable Emerging Markets Fund            GT Global Variable Emerging Markets Fund
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 GT Global Variable Global Government Income         GT Global Variable Global Government Income
 Fund                                                Fund
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 GT Global Variable Growth & Income Fund             GT Global Variable Growth & Income Fund
---------------------------------------------------------------------------------------------------

 GT Global Variable Infrastructure Fund              GT Global Variable Infrastructure Fund
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 GT Global Variable Latin America Fund               GT Global Variable Latin America Fund
---------------------------------------------------------------------------------------------------

 GT Global Variable Natural Resources Fund           GT Global Variable Natural Resources Fund
---------------------------------------------------------------------------------------------------

 GT Global Variable Strategic Income Fund            GT Global Variable Strategic Income Fund
---------------------------------------------------------------------------------------------------

 GT Global Variable Telecommunications Fund          GT Global Variable Telecommunications Fund
---------------------------------------------------------------------------------------------------

 GT Global Variable U.S. Government Income Fund      GT Global Variable U.S. Government Income Fund
